                                                                     EXHIBIT 5.1

                [Letterhead of Mitchell Silberberg & Knupp LLP]


                                                        October 12, 1999

Vertel Corporation
21300 Victory Boulevard
Suite 1200
Woodland Hills, CA 91367

                Re: Registration Statement on Form S-8
                    ----------------------------------

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by Vertel Corporation, a California corporation (the "Company"), with the
                                                   -------
Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an additional 200,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which have been
                                                       ------
reserved for issuance under the Company's 1996 Directors' Stock Option Plan, as amended (the "Plan"). We have examined the proceedings taken, and are familiar
              ----
with the proceedings proposed to be taken, by the Company in connection with the authorization of the Plan and in connection with the granting of options in accordance with the Plan on the exercise of which such additional Shares will be issued.

     Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that such additional Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance the provisions of the Plan and relevant agreements duly authorized pursuant to and in accordance with the terms of the Plan, such additional Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           MITCHELL, SILBERBERG & KNUPP LLP

                                       8